Exhibit 23.3

北京市西城区金融街 19 号富凯大厦 B 座 12 层 邮编：100033

12/F, Tower B, Focus Place, 19 Financial Street, Beijing 100033, China

T: (86-10) 5268 2888    F: (86-10) 5268 2999

November 15, 2024

TO：Jianzhi Education Technology Group Company Limited (the “Company”)

15/F, Tower A, Yingdu Building, Zhichun Road

Haidian District, Beijing 100086

People’s Republic of China

Dear Sir//Madam,

We hereby consent to the references to our firm’s name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in Jianzhi Education Technology Group Company Limited’s registration statement on Form F-3 under the Securities Act of 1933, including all amendments or supplements thereto (the “Registration Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ DeHeng Law Offices
DeHeng Law Offices